UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2006, Pinnacle Entertainment, Inc. (the “Company”) entered into an underwriting agreement with Lehman Brothers Inc. and Deutsche Bank Securities Inc., as the representatives of the several underwriters named therein, for the sale by the Company to the public of 6.0 million shares of its common stock, par value $0.10 per share, at $27.35 per share. According to the terms of the underwriting agreement, the underwriters will receive an underwriting discount equal to $1.299 per share. The offering is scheduled to close on January 19, 2006, subject to customary closing conditions. The Company has granted the underwriters an option exercisable for thirty days after the date of the underwriting agreement to purchase 900,000 additional shares of its common stock at the same public offering price minus the underwriting discount referenced above. The underwriting agreement is filed as Exhibit 1.1 hereto and is incorporated herein by this reference. The Company’s press release, dated January 13, 2006, relating to the offering is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

The underwriters have, from time to time, engaged in transactions with or performed services for the Company in the ordinary course of their business. Lehman Brothers Inc., Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc. who are underwriters in the offering of common stock referenced above, have acted as underwriters in certain of the Company’s prior public and private offerings. Lehman Brothers Inc. and Bear, Stearns & Co. Inc. also are lenders, joint advisors, joint lead arrangers, and joint book runners under the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005 (the “Amended Credit Facility”). Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the administrative agent and a lender under the Amended Credit Facility. Deutsche Bank Securities, Inc. is a documentation agent and a lender under the Amended Credit Facility. Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a syndication agent and lender under the Amended Credit Facility. Either directly or through their affiliates, several other underwriters, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, SG Americas Securities, LLC, Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC, are also lenders and/or arrangers and/or agents under the Amended Credit Facility. The underwriters receive customary fees and expenses for such services.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of January 12, 2006 by and between Pinnacle Entertainment, Inc. and Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated January 13, 2006, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date:	January 13, 2006	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of January 12, 2006 by and between Pinnacle Entertainment, Inc. and Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated January 13, 2006, issued by Pinnacle Entertainment, Inc.